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                                                                    Exhibit 10.1


                          CUBIST PHARMACEUTICALS, INC.

                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT is dated as of the 10th day of September, 1998 by and between CUBIST PHARMACEUTICALS, INC., a Delaware corporation with its principal office at 24 Emily Street, Cambridge, Massachusetts 02139 (the "Company"), and the several purchasers named in the attached Exhibit A (individually, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally, desire to purchase from the Company, 6,065,560 shares (the "Purchased Shares") of the authorized but unissued shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), and the Company desires to issue to the Purchasers, and the Purchasers desire to acquire from the Company, Common Stock Purchase Warrants exercisable, in the aggregate, for 3,032,783 shares of Common Stock.

         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Affiliate" of a party means any corporation or other business entity (and, in addition in the case of Sofinov, a governmental body) controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity (and, in the case of Sofinov, such governmental body).

                  (b) "Closing " shall have the meaning ascribed to such term in
Section 2.4 hereof.

                  (c) "Closing Date" means the date of the Closing.

                  (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                  (e) "Majority Purchasers" means, at the relevant time of reference thereto, those Purchasers, who at Closing would have the right to acquire more than fifty percent (50%) of the Purchased Shares, provided that Sofinov forms part of such group.


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                                      -2-


                  (f) "Majority Other Purchasers" means, at the relevant time of reference thereto, those Other Purchasers holding more than fifty percent (50%) of the Purchased Shares and Warrant Shares then held by all of the Other Purchasers.

                  (g) "Other Purchasers" means all of the Purchasers listed on Exhibit A hereto other than Sofinov.

                  (h) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.

                  (i) "SEC" shall mean the Securities and Exchange Commission.

                  (j) "Securities" shall mean, collectively, the Purchased Shares, the Warrants and the Warrant Shares.

                  (k) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

                  (l) "Shares" shall mean, collectively, the Purchased Shares and the Warrant Shares.

                  (m) "Sofinov" means Societe Financiere d'Innovation Inc., a company organized under the laws of the Province of Quebec.

                  (n) "Warrants" shall have the meaning ascribed to such term in
Section 2.2 hereof.

                  (o) "Warrant Shares" means the shares of Common Stock issued and/or issuable upon exercise of any or all of the Warrants.

         2. Purchase and Sale of Purchased Shares; Issuance of Common Stock Purchase Warrants.

                  2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Closing, the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Purchased Shares to be Purchased" on Exhibit A hereto, at a purchase price of $2.25 per share. The total purchase price payable by each Purchaser for the number of shares of Common Stock that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading "Purchase Price" on Exhibit A hereto. The aggregate purchase price payable by all of the Purchasers to the Company for all of the Purchased Shares shall be $13,647,510.

                  2.2 Issuance of Common Stock Purchase Warrants. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue to each Purchaser, at the Closing, a Common Stock Purchase Warrant, substantially in the form attached as Exhibit


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                                      -3-


B hereto (each individually, a "Warrant" and, collectively with all Common Stock Purchase Warrants issued pursuant to this Section 2.2 to the other Purchasers, the "Warrants"), exercisable for the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Warrant Shares" on Exhibit A hereto, at an exercise price of $2.25 per share. No additional consideration shall be payable by any Purchaser in respect of the issuance by the Company of such Purchaser's Warrant at the Closing.

                  2.3 Reservation of Warrant Shares. Prior to the Closing Date, the Company will have duly authorized and reserved, free of preemptive rights and other preferential rights, an aggregate of 3,032,783 shares of Common Stock for issuance upon exercise of the Warrants. The Company covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its authorized but unissued shares of Common Stock for issuance upon exercise of the Warrants.

                  2.4 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the Boston offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110 at 10:00 a.m. on the earlier of (i) the second business day after the Company shall have given written notice (the "Closing Notice") to the Purchasers that it believes all of the conditions precedent set forth in Section 5.1 have been satisfied in full or
(ii) thirty (30) days from the date hereof, or at such other location, date and time as may be agreed upon between the Purchasers and the Company. The fact that the Company shall have given such Closing Notice shall not limit any Purchaser's right to disagree with such Closing Notice.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

                  3.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company. The Company has all requisite corporate power and authority to carry on its business as now conducted. The Company has no subsidiaries.

                  3.2 Capitalization. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which 10,581,394 shares are outstanding on the date hereof and (ii) 5,000,000 shares of preferred stock, of which no shares are outstanding on the date hereof. Except as set forth in Schedule 3.2 hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.


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                  3.3 Authorization. All corporate action on the part of the
Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement, the Warrants and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement, the Warrants and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement, the Warrants and the Registration Rights Agreement.

                  3.4 Valid Issuance of the Purchased Shares, Warrants and Warrant Shares. The Purchased Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid, nonassessable and free of any liens or encumbrances created by the Company and will be in compliance with applicable state and federal securities laws. The Warrants to be issued to the Purchasers hereunder will, upon issuance pursuant to the terms hereof, be duly authorized, validly issued and free of any liens or encumbrances created by the Company and will be in compliance with applicable state and federal securities laws. The reservation, issuance, sale and delivery by the Company of the Warrant Shares have been duly authorized by all requisite corporate action of the Company, and the Warrant Shares have been duly reserved in accordance with Section 2.3 of this Agreement. The Warrant Shares, upon issuance pursuant to the terms of the Warrants, (i) will be validly issued, fully paid, nonassessable and free of any liens or encumbrances created by the Company and, (ii) will be, assuming that at the time of exercise the holder of such Warrants is an accredited investor and assuming no change in the applicable state and federal securities laws, in compliance with applicable state and federal securities laws.

                  3.5 SEC Documents. The Company has furnished to each Purchaser, a true and complete copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing June 30, 1998 and ending on the date hereof. The Company will, promptly upon the filing thereof, also furnish to each Purchaser all statements, reports (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section
3.5 being called, collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing

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                                      -5-

dates, except to the extent corrected by a subsequently filed SEC Document. The Company has, during the period that the Company has been subject to the requirements of Section 12 or 15(d) of the Exchange Act, filed in a timely manner all reports and other material required to be filed by it pursuant to
Section 13, 14 or 15(d) of the Exchange Act. The Company has not filed any amendment to its Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Report on Form 10-Q for the three months ended March 31, 1998, or its Quarterly Report on Form 10-Q for the three months ended June 30, 1998. As of the date hereof, the Company has not filed any Current Report on Form 8-K for any period ending on the date hereof.

                  3.6 Financial Statements. The Company's audited Statements of Income, Stockholders' Equity and Cash Flows for each of the fiscal years ended December 31, 1996 and 1997 and the Company's audited Balance Sheet as of December 31, 1997 are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, a copy of which has been delivered to the Purchasers. The Company's unaudited Statements of Income, Stockholders' Equity and Cash Flows for the period from January 1, 1998 to June 30, 1998 and the Company's unaudited Balance Sheet as of June 30, 1998 are included in the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, a copy of which has been delivered to the Purchasers. All of the financial statements referred to above in this Section 3.6 are hereinafter referred to, collectively, as the "Financial Statements". The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that those Financial Statements that are unaudited may not have been prepared in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and may be subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material.

                  3.7 Consents. All consents, approvals, orders, authorizations, registrations, qualifications, and filings required on the part of the Company to be obtained or made prior to the Closing in connection with the execution, delivery or performance of this Agreement, the Warrants and the Registration Rights Agreement, and the consummation of the transactions contemplated herein and therein have been obtained or made or will be obtained or made, prior to the Closing.

                  3.8 No Conflict. The execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit or give rise to an event which results in the creation of any lien, charge or encumbrance upon any of the Company's properties or assets under (i) any provision of the Certificate of Incorporation or By-laws of the Company or
(ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.


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                                      -6-


                  3.9 Absence of Litigation. There is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a material adverse effect on the Company. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement, the Warrants or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

                  3.10 Nasdaq National Market. The Common Stock is listed on the Nasdaq National Market, and there are no proceedings to revoke or suspend such listing. The sale of the Securities as contemplated hereby will not result in a violation of the Nasdaq rules and regulations.

                  3.11 Brokers or Finders. Except for Pacific Growth Equities, Inc., the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. All fees payable to Pacific Growth Equities, Inc. will be paid by the Company.

                  3.12 Compliance With Laws. The Company has complied, and is in compliance with, all federal, state, county, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business or to the real property or personal property that it owns or leases (including, without limitation, all such laws, rules, ordinances, decrees and orders relating to federal food and drug administration, antitrust, consumer protection, currency exchange, environmental protection, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters), the failure to comply with which would, individually or in the aggregate, have a material adverse effect on the Company. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

                  3.13 Private Offering. During the six months preceding the date of this Agreement, neither the Company nor any person acting on its behalf has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or may be integrated with the sale of the Purchased Shares and the Warrants in a manner that would require the registration of the Purchased Shares or the Warrants under the Securities Act. During the six months preceding the date of this Agreement, neither the Company nor any person acting on its behalf has offered or sold any Purchased Shares or Warrants by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. Assuming the accuracy of the Purchasers' representations in Section 4 hereof, the offering and sale of the Purchased Shares and the Warrants will satisfy the requirements of Rule 506 under the Securities Act.

                  3.14     Changes.

                  (a)      Since June 30, 1998, there has not been:


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                                      -7-


                           (i) any damage, destruction or loss (whether or not
covered by insurance) to its assets which has had or is expected to have a material adverse effect on the Company;

                           (ii) any material change in the accounting methods or
practices followed by the Company;

                           (iii) any material debt, obligation or liability
(whether absolute or contingent) incurred by the Company (whether or not presently outstanding) except (x) current liabilities incurred, and obligations under agreements entered into, in the ordinary course of business and (y) obligations or liabilities entered into or incurred in connection with the execution of this Agreement; or

                           (iv) any sale, lease, abandonment or other
disposition by the Company of any real property or, other than in the ordinary course of business, of any equipment or other operating properties or, other than in the ordinary course of business, any sale, assignment, transfer, license or other disposition by the Company of any intellectual property or other intangible asset.

                  (b) Notwithstanding anything to the contrary in this Agreement, if, after the date of this Agreement the Company discloses information concerning an event that renders the representation and warranty set forth in this Section 3.14 inaccurate, and such information is material and not otherwise available to the public generally, the Purchasers agree not to sell, assign or otherwise transfer any of the Securities based on such material non-public information until such material non-public information is made available to the public generally. In the event that the Closing contemplated hereby actually occurs, the Company shall disclose such material non-public information in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

                  3.15 Material Contracts. Except as set forth on Schedule 3.15 hereto, the contracts listed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, are all of the material contracts (as defined in the Securities Exchange Act of 1934 as amended) to which the Company is a party or by which it or its assets may be bound. The Company is, and, to the best of the Company's knowledge, all other parties to such material contracts are, in compliance in all material respects with their obligations thereunder.

                  3.16 Title to Properties and Assets, Liens, etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or have a material adverse effect on the Company, and (iii) those that have otherwise arisen in the ordinary course of business.


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                                      -8-


                  3.17 Patents and Trademarks. To the best of the Company's knowledge, the Company has sufficient title and ownership of or rights to use such trade names, copyrights, trade secrets, information, patents, trademarks, service marks, rights and processes (including all applications therefor) as are necessary for its business as now conducted and as proposed to be conducted, without any conflict with or infringement of the rights of others. Except as set forth in the exhibit list to the Company's 1997 Form 10-K, there are no material options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as now conducted or proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as now conducted or proposed to be conducted. To the best of the Company's knowledge, no person or entity is infringing or threatening to infringe the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of the Company. All employees, officers and directors, other than those employees who are not privy to any of the Company's confidential information, are bound by confidentiality and assignment of intellectual property and technology agreements and such agreements and obligations do not confer on any such person any rights of the intellectual property of the Company.

                  3.18 Labor Matters. The Company has no collective bargaining agreement with any of its employees and, to the Company's knowledge, there is no labor union organizing activity pending or threatened with respect to the Company. There are no disputes pending or, to the knowledge of the Company, threatened between the Company, on the one hand, and any of its employees, on the other hand, other than employee grievances arising in the ordinary course of business which would not, individually or in the aggregate, have a material adverse effect on the Company.

                  3.19. Form S-3 Eligibility. The Company is eligible to file a Registration Statement on Form S-3, or any successor form, pursuant to Section 3(a) of the Registration Rights Agreement. The Company is not aware of any facts that would prevent or destroy such eligibility.

         4. Representations and Warranties of the Purchasers. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

                  4.1 Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors, partners and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will


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                                      -9-


constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite corporate, trust or partnership (as the case may be) power to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

                  4.2 Purchase Entirely for Own Account. Such Purchaser is acquiring the Purchased Shares and the Warrant being acquired by it hereunder, and will acquire any Warrant Shares issued by the Company upon exercise of such Purchaser's Warrant, for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

                  4.3 Investor Status; Etc. Such Purchaser certifies and represents to the Company that, at the time such Purchaser acquires any of the Purchased Shares and the Warrants, such Purchaser will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser's financial condition is such that it is able to bear the risk of holding any and all of the Securities acquired by it for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning the Company and its business and this investment, and has also been afforded the opportunity to review any relevant documents and records concerning the business of the Company. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company. This representation shall not be deemed to limit the Company's representations and warranties contained in Section 3 of this Agreement.

                  4.4 Securities Not Registered. Such Purchaser understands that because the Securities are issued by the Company in a transaction exempt from the registration requirements of the Securities Act, the Securities have not been registered under the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  4.5 Additional Investment Representations. Such Purchaser shall deliver to the Company a Certificate of Additional Investment Representations in the form of Exhibit C hereto (in each case, an "Investment Representations Certificate"). Such Purchaser acknowledges that the Company is relying on the truth and accuracy of the representations and warranties contained in its Investment Representations Certificate in the offering of those Purchased Shares being offered for sale to such Purchaser without having first registered such Purchased Shares under the Securities Act.

                  4.6 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

                  4.7 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained or will be obtained prior to the Closing.

                  4.8 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

         5.       Conditions Precedent.

                  5.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Purchased Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

                  (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  (b) The Registration Rights Agreement shall have been executed and delivered by the Company, and the Warrant issuable to such Purchaser hereunder shall have been executed and delivered to such Purchaser by the Company.

                  (c) The Company shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

                  (d) Such Purchaser shall have received from Bingham Dana LLP, counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date and substantially in the form of Exhibit D hereto.

                  (e) The Company shall not have received a letter from Nasdaq stating that the approvals obtained by the Company from certain of its stockholders in connection with the transactions contemplated hereunder do not satisfy the stockholder approval requirements set forth in Sections 4460(i)(1)(B) and 4460(i)(1)(D)(ii) of the Nasdaq rules and regulations.

                  (f) Each of DSV Partners IV, International Biotechnology Trust and Hambrecht & Quist shall have entered into a Lock-up Agreement in the form of Exhibit E hereto with the Company agreeing not to sell any shares of the Company's Common Stock within 180 days following the Closing.

                  (g) No proceeding challenging this Agreement, the Warrants or the Registration Rights Agreement or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                  (h) The purchase of and payment for the Purchased Shares by the Purchasers and the issuance of the Warrants to the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated by the Agreement and the Warrants shall have been duly obtained or made and shall be in full force and effect.

                  (i) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which such Purchaser may have reasonably requested in connection with such transactions.

                  (j) The aggregate price paid for Purchased Shares by Purchasers shall not be less than $12,000,000, a minimum of $3,000,000 of which shall be paid by Purchasers who were shareholders of the Company prior to the Closing Date.

                  (k) The offer and sale of the Purchased Shares and the Warrants to the Purchasers pursuant to this Agreement shall be exempt from registration under the Securities Act.

                  (l) The Company shall have delivered to the Purchasers a certificate dated as of the Closing Date signed by an authorized officer of the Company certifying the satisfaction of the conditions set forth in Section 5.1(a) and that the Company has performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                  5.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue to each Purchaser the Purchased Shares and the Warrant to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

                  (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  (b) Such Purchaser shall have performed all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

                  (c) The Registration Rights Agreement shall have been executed and delivered by such Purchaser.

                  (d) Such Purchaser shall have executed and delivered to the Company such Purchaser's Investment Representations Certificate.

                  (e) The Company shall not have received a letter from Nasdaq stating that the approvals obtained by the Company from certain of its stockholders in connection with the transactions contemplated hereunder do not satisfy the stockholder approval requirements set forth in Sections 4460(i)(1)(B) and 4460(i)(1)(D)(ii) of the Nasdaq rules and regulations.

                  (f) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                  (g) The sale and/or issuance of any of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

                  (h) Such Purchaser shall have delivered to the Company a certificate dated as of the Closing Date signed by an authorized officer of such Purchaser certifying the satisfaction of the conditions set forth in Section 5.2(a) and that such Purchaser has performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

         6. Conduct of Business Pending Closing. The Company covenants and agrees that, between the date of this Agreement and the earlier of the termination of this Agreement or the Closing Date, unless the Majority Purchasers shall otherwise agree in writing, the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, between the date of this Agreement and the earlier of the termination of this Agreement or the Closing Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Majority Purchasers:

                  (a) amend or otherwise change the Company's Certificate of Incorporation or By-laws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of Common Stock, or Preferred Stock, or any options, warrants, convertible securities or other rights of any kind to acquire shares of Common Stock or Preferred Stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company; at a purchase price per share that is less than the purchase price per Purchased Share to be paid by the
Purchasers:

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Company other than in the ordinary course of business, consistent with past practice; (iv) authorize any capital expenditure; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

                  (f) sell, assign or otherwise transfer all or substantially all of the assets of the Company;

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

         7. Restrictions on Transfer; Delivery of Purchased Shares and Warrant Shares.

                  7.1      Restrictions on Transfer of the Purchased Shares.

                  (a) No Purchaser shall offer, sell, assign, transfer, endorse, pledge, mortgage, hypothecate or otherwise convey or dispose of any of the Purchased Shares purchased by it, or any interest therein, unless (i) any such offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition shall be effected (A) pursuant to and in conformity with an effective registration statement under the Securities Act (a "Registered Sale") or any then available exemption from the registration requirements of the Securities Act, and (B) pursuant to and in conformity with any applicable state securities or blue sky laws, and (ii) in the case of any offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition other than pursuant to a Registered Sale, if requested by the Company, such Purchaser shall have obtained and delivered to the Company a written legal opinion of counsel (reasonably satisfactory to the Company as to such counsel and as to the substance of such opinion) to the effect that any such proposed offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition by such Purchaser does not violate the registration provisions of the Securities Act and any applicable state securities or blue sky law.

                  (b) No Purchaser shall sell, assign, transfer, endorse, pledge, mortgage, hypothecate or otherwise convey or dispose of any of the Purchased Shares purchased by it, or any interest therein, unless the proposed transferee thereof shall have executed and delivered to the Company a written agreement or instrument, in form and substance satisfactory to the

Company, providing for such proposed transferee's written acknowledgment and agreement that he, she or it shall be bound by all of the provisions of this
Section 7, provided, however, that if such sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition is made pursuant to a Registered Sale or in accordance with Rule 144 of the Securities Act, such written agreement or instrument shall not be required.

                  7.2 Effect of Violation of Transfer Restrictions; Preventive Measures. Any offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation, or other conveyance or disposition of any Purchased Shares, or of any interest therein, in violation of this Section 7 shall be null and void. The Company may make a notation on its records or give instructions to any of its transfer agents in order to implement the restrictions on transfer set forth in this Section 7. The Company shall not incur any liability for any delay in recognizing any transfer of any Purchased Shares if the Company reasonably believes that any such transfer may have been or would be in violation of the provisions of the Securities Act, applicable blue sky laws or this Section 7.

                  7.3 Restrictions on Transfer of the Warrants and the Warrant Shares. Each Warrant and any Warrant Shares issued and/or issuable upon exercise of such Warrant shall be subject to the restrictions on transfer set forth in such Warrant.

                  7.4 Legends.

                  (a) Each certificate evidencing any of the Purchased Shares shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Purchased Shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, ENDORSED, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE CONVEYED OR DISPOSED OF, UNLESS SUCH SHARES ARE (1) SO REGISTERED OR (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY THE COMPANY, A WRITTEN LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED BY THE TRANSFEROR. IF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERRED PURSUANT TO AND IN CONFORMITY WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH RULE 144 OF THE SECURITIES ACT OF 1933, SUCH SHARES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN
                  SECTION 7 OF A SECURITIES PURCHASE AGREEMENT DATED SEPTEMBER 10, 1998, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID

                  OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH ALL OF SUCH RESTRICTIONS ON TRANSFER. A COPY OF SUCH SECURITIES PURCHASE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF SUCH SHARES TO THE SECRETARY OF CUBIST PHARMACEUTICALS, INC."

                  (b) The Warrants that are issued by the Company shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Warrants without complying with the restrictions on transfer described in the legends endorsed on such Warrants:

                  "NEITHER THIS WARRANT NOR THE SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, ENDORSED, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE CONVEYED OR DISPOSED OF, UNLESS THEY ARE (1) SO REGISTERED OR
                  (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND IF REQUESTED BY THE COMPANY, A WRITTEN LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED BY THE TRANSFEROR. THIS WARRANT AND THE SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT IF NOT TRANSFERRED PURSUANT TO AND IN CONFORMITY WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH RULE 144 OF THE SECURITIES ACT OF 1933 ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 9 OF THIS WARRANT, AND NO TRANSFER OF THIS WARRANT AND/OR SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH SUCH RESTRICTIONS ON TRANSFER."

                  (c) Each certificate evidencing any of the Purchased Shares and each Warrant shall be endorsed with any legend required under any applicable state securities or blue sky laws.

                  7.5      Purchaser Buy-In Rights.

                  (a) If after receipt from any Purchaser of all of the documentation necessary to consummate the exercise of such Purchaser's Warrant, the Company fails to timely deliver the requisite Warrant Shares to such Purchaser, or as such Purchaser may direct, and, because of such failure to so timely deliver, (i) such Purchaser consummates a sale through a registered broker/dealer of the number of shares of Common Stock such Purchaser anticipated to receive upon exercise of such Purchaser's Warrant (the "Section 7.5(a) Sold Shares") and (ii) at any time following such sale of the Section 7.5(a) Sold Shares and the settlement of the transactions relating to such sale of the
Section 7.5(a) Sold Shares, such Purchaser is required by such broker/dealer to purchase (in an open market transaction or otherwise at the market price then in effect) shares of Common Stock to replace such Section 7.5(a) Sold Shares (the "Section 7.5(a) Cover Shares"), then, subject to Section 7.5(c) and 7.5(d) below, the Company shall pay (in addition to the Company's continuing obligation to deliver the Warrant Shares) to such Purchaser the amount by which (x) such Purchaser's total purchase price (including brokerage commissions, if any) for the Section 7.5(a) Cover Shares shall exceed (y) the net proceeds received by such Purchaser from the sale of the Section 7.5(a) Sold Shares. In addition, the Company shall indemnify and save and hold harmless such Purchaser from and against any and all loss, liability, damage, cost and expense (collectively, the "Loss") resulting from the foregoing, it being understood that such Loss shall take into account (i) whether or not the Company subsequently delivers the requisite Warrant Shares and if delivered, the date on which same are delivered to such Purchaser, and (ii) any amount previously paid by the Company to such Purchaser under this Section 7.5(a) in respect of the failure to deliver such requisite Warrant Shares.

                  (b) If after receipt by the Company from any Purchaser of all of the documentation necessary to properly remove the restrictive legends from any of such Purchaser's Purchased Shares or Warrant Shares, as the case may be, the Company fails to timely deliver unlegended certificates representing such Purchased Shares or Warrant Shares, as the case may be, to such Purchaser, or as such Purchaser may direct, and, because of such failure to so timely deliver,
(i) the Purchaser consummates a sale through a registered broker/dealer of the number of shares of Common Stock that would have been represented by such unlegended certificates that the Company failed to deliver to such Purchaser on a timely basis (the "Section 7.5(b) Sold Shares") and (ii) at any time following such sale of the Section 7.5(b) Sold Shares and the settlement of the transactions relating to such sale of the Section 7.5(b) Sold Shares, the Purchaser is required by such broker/dealer to purchase (in an open market transaction or otherwise at the market price then in effect) unlegended shares of Common Stock to replace such Section 7.5(b) Sold Shares (the "Section 7.5(b) Cover Shares" and, collectively with the Section 7.5(a) Cover Shares, herein referred to as "Cover Shares"), then, subject to Section 7.5(c) and 7.5(d) below, the Company shall pay (in addition to the Company's continuing obligation to deliver unlegended certificates representing the Purchased Shares or Warrant Shares, as the case may be) to such Purchaser the amount by which (x) such Purchaser's total purchase price (including brokerage commissions, if any) for the Section 7.5(b) Cover Shares shall exceed (y) the net proceeds received by such Purchaser from the sale of the Section 7.5(b) Sold Shares. In addition, the Company shall indemnify and save and hold harmless such Purchaser from and against any and all Loss resulting from the foregoing, it being understood that such Loss shall take into account (i) whether or not the Company subsequently delivers the requisite unlegended certificates representing Purchased Shares and/or Warrant Shares, as the case may be, and if delivered, the date on which same are delivered to such Purchaser, and (ii) any amount previously paid by the Company to such Purchaser under this Section 7.5(b) in respect of the failure to deliver such unlegended certificates representing Purchased Shares and/or Warrant Shares, as the case may be.

                  (c) The Company shall make any payments required by Section 7.5(a) or 7.5(b) within five business days after receipt of written notice from any Purchaser stating that the purchase by the Purchaser of Cover Shares has occurred (together with evidence satisfactory to the Company that such purchase has occurred) and setting forth the calculation of the amount due pursuant to either Section 7.5(a) or 7.5(b).

                  (d) Notwithstanding any of the foregoing, the Company shall not be required to make any payment under Sections 7.5(a) or 7.5(b) in the event that the Company delivers the Warrant Shares or unlegended certificates representing Purchased Shares or Warrant Shares, as the case may be, to such Purchaser prior to the trade date with respect to the purchase of Cover Shares.

                  (e) Notwithstanding the indemnification obligation provided for in the last sentence of each of Section 7.5(a) and 7.5(b), in no event shall the aggregate amount to which any Purchaser shall be entitled to recover from the Company pursuant thereto exceed the maximum amount which such Purchaser would have otherwise been entitled to recover from the Company in any suit brought by such Purchaser against the Company on account of the Company's breach of its obligation to timely deliver any Warrant Shares to such Purchaser upon exercise of such Purchaser's Warrant or on account of the Company's breach of its obligation to timely deliver any unlegended certificates representing any of such Purchaser's Purchased Shares or Warrant Shares.

         8. Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

                  (a) by any Purchaser, upon notice to the Company if the Closing has not occurred on or prior to October 11, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 8(a) shall not be available to any Purchaser whose failure to fulfill any obligation of such Purchaser under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; or

                  (b) by the Company, upon notice to the Purchasers if the Closing has not occurred on or prior to October 11, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 8(b) shall not be available to the Company if the Company's failure to fulfill any obligation of the Company under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; or

                  (c) at any time by mutual agreement of the Company and the Purchasers; or

                  (d) by any Purchaser in respect of the Purchased Shares to be purchased by such Purchaser, if there has been any material breach of any representation, warranty or covenant of the Company contained herein and the same has not been cured prior to October 11, 1998; or

                  (e) by the Company in respect of the Purchased Shares to be purchased by a Purchaser, if there has been any material breach of any representation, warranty or covenant of such Purchaser contained herein and the same has not been cured prior to October 11, 1998.

         Any termination pursuant to this Section 8 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement. Notwithstanding the foregoing, no termination pursuant to this Section 8 shall relieve the Company of its obligation to reimburse Sofinov for its accountable costs and expenses incurred in satisfaction of its legal, scientific and patent due diligence and its legal review of the closing documents.

         9. Election of Sofinov Nominee and Other Purchasers' Nominee to Board of Directors.

                  9.1 Initial Election of Sofinov Nominee and Other Purchasers' Nominee to Board of Directors; Obligation to Nominate. The Company shall take all steps as are necessary and appropriate and otherwise use its best efforts to cause one individual designated by Sofinov and one individual designated by the Majority Other Purchasers (which designation shall be made by Sofinov or the Majority Other Purchasers, as the case may be, in accordance with the provisions set forth below in this Section 9) (such individual so initially designated by Sofinov and each other individual from time to time designated by Sofinov pursuant to, and in accordance with, the provisions set forth below in this
Section 9 in replacement of the individual theretofore designated by Sofinov being referred to herein as the "Sofinov Nominee"; such individual so initially designated by the Majority Other Purchasers and each other individual from time to time designated by the Majority Other Purchasers pursuant to, and in accordance with, the provisions set forth below in this Section 9 in replacement of the individual theretofore designated by the Majority Other Purchasers being referred to herein as the "Other Purchasers' Nominee") to be duly and properly elected on the Closing Date to a seat on the Board of Directors of the Company. Thereafter, until the Nomination Termination Date (as defined below in Section
9.4 hereof), at each annual or special meeting of the stockholders of the Company, or in connection with any written consent solicited from the stockholders of the Company, at or with respect to which a vote is taken to elect a director to fill the seat occupied by the Sofinov Nominee and/or the Other Purchasers' Nominee theretofore serving as a director of the Company (whether upon the expiration of the Sofinov Nominee's or the Other Purchasers' Nominee's, as the case may be, term as a director of the Company or otherwise), the Company shall nominate the Sofinov Nominee and/or the Other Purchasers' Nominee for election to the Board of Directors.

                  9.2 Vacancy; Expense Reimbursement; D&O Insurance. Until the Nomination Termination Date, in the event that the individuals at anytime serving on the Board of Directors of the Company as the Sofinov Nominee or the Other Purchasers' Nominee shall, for any reason, cease or be unable so to serve, the Company shall take all steps as are necessary and appropriate and otherwise use its best efforts to cause the vacancy on the Board of Directors of the Company thereby created to be filled promptly by the election to the Board of Directors of another Sofinov Nominee or another Other Purchasers' Nominee, as the case may be. The individuals serving on the Board of Directors of the Company as the Sofinov Nominee and the Other Purchasers' Nominee shall be entitled to reimbursement of costs and expenses and payment of fees on terms no less favorable than those available to other outside directors of the Company. In addition, the individuals serving on the Board of Directors of the Company as the Sofinov Nominee and the Other Purchasers' Nominee shall be entitled to directors' insurance and indemnification coverage on terms no less favorable than those available to other outside directors of the Company.

                  9.3 Limitation on Right of Sofinov and Other Purchasers to Designate. Notwithstanding anything in this Section 9 to the contrary, without the prior written consent of the Company, in no event shall Sofinov or the Majority Other Purchasers designate any individual as the Sofinov Nominee or the Other Purchasers' Nominee, as the case may be, if such individual is an officer, director, employee, consultant or major stockholder of (A) any business, person or entity that is a competitor, vendor, supplier or customer of the Company or
(B) any Affiliate of any business, person or entity referred to in the foregoing clause (A). Also notwithstanding anything in this Section 9 to the contrary, in no event shall the Company be required to nominate a specific individual for election to the Board of Directors of the Company as the Sofinov Nominee or the Other Purchasers' Nominee, as the case may be, or to otherwise take any steps or utilize any efforts to cause such individual to be elected to the Board of Directors of the Company if the stockholders of the Company do not vote or otherwise take action in favor of the reelection of such individual to the Board of Directors of the Company, or vote or otherwise take action to remove such individual as a director of the Company. The foregoing sentence shall not relieve the Company's obligations under this Section 9 with respect to any other individual that becomes the Sofinov Nominee or the Other Purchasers' Nominee, as the case may be.

                  9.4 Termination. The provisions of this Section 9 shall automatically terminate on the Nomination Termination Date. The term "Nomination Termination Date" shall mean (i) with respect to the rights granted to Sofinov to nominate a Sofinov Nominee under this Section 9, the date on which Sofinov and/or any of its Affiliates ceases to own at least thirty three and one-third percent (33 1/3%) of those Purchased Shares purchased by Sofinov at the Closing, pursuant to this Agreement (subject to proportionate adjustment upon any stock split, stock dividend, reverse stock split or like event), and (ii) with respect to the rights granted to the Majority Other Purchasers to nominate an Other Purchasers' Nominee under this Section 9, the date on which the Other Purchasers and/or any of their Affiliates cease to own, in the aggregate, at least thirty three and one-third percent (33 1/3%) of those Purchased Shares purchased by the Other Purchasers at the Closing, pursuant to this Agreement (subject to proportionate adjustment upon any stock split, stock dividend, reverse stock split or like event).

         10.      Miscellaneous Provisions.

                  10.1 Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its employees, suppliers, or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 10.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

                  10.2 Further Assurances. Each party agrees to cooperate fully with the other parties, to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement, and to use its best efforts to cause the conditions precedent set forth in Sections 5.1 and 5.2 to be satisfied.

                  10.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

                  10.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                  10.5     Notices.

                  (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

                  (b) All correspondence to the Company shall be addressed as follows:

                           Cubist Pharmaceuticals, Inc.
                           24 Emily Street
                           Cambridge, MA 02139
                           Attention: Scott M. Rocklage,
                           President and Chief Executive Officer
                           Telecopier:  (617) 576-0232

                  with a copy to:

                           Bingham Dana LLP
                           150 Federal Street

                           Boston, Massachusetts 02110
                           Attention: Justin P. Morreale, Esq.
                                                 and
                                      Julio E. Vega, Esq.
                           Telecopier: (617) 951-8736

                  (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

                  (d) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

                  10.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

                  10.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

                  10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the Commonwealth of Massachusetts and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

                  10.9 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                  10.10 Expenses. Each party will bear its own costs and expenses in connection with this Agreement; provided however, the Company agrees to reimburse Sofinov for its accountable costs and expenses incurred in satisfaction of its legal, scientific and patent due diligence review and its legal review of the closing documents.

                  10.11 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and permitted assigns of each party. No Purchaser may assign its rights or obligations under this Agreement or designate another person other than an Affiliate of such Purchaser (i) to perform all or part of such Purchaser's obligations under this Agreement or (ii) to have all or part of such Purchaser's rights and benefits under this Agreement, in each case without the prior written consent of the Company. The Company may not assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Purchasers. Notwithstanding anything expressed or implied in this Agreement to the contrary,

Sofinov's or the Other Purchasers' rights under Section 9 hereof may not be assigned or transferred to, or exercised by, any other person other than an Affiliate of Sofinov or such Other Purchasers, respectively.

                  10.12 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein indefinitely, without regard to any investigation made by any party.

                  10.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties hereto; provided, however, that the provisions of
Section 9 of this Agreement may be amended, modified, altered, waived or changed, in the case of the Sofinov Nominee, with the prior written consent of the Company and Sofinov, and, in the case of the Other Purchaser's Nominee, with the prior written consent of the Company and the Majority Other Purchasers.

                  10.14 Use of Proceeds. The proceeds from the sale of the Securities hereunder will be used by the Company for working capital and for general corporate purposes.

                  10.15 Information Rights. For so long as such Purchaser holds any of the Securities, the Company shall deliver to each of such Purchaser, copies of its quarterly and annual disclosure statements (including financial statements) as filed by the Company with the SEC and all press releases issued by the Company.

                  10.16 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  10.17 Listing of Shares. The Company shall list for trading on the Nasdaq Stock Market a sufficient number of shares to cover the Purchased Shares and the Warrant Shares.

                  10.18 Limitation of H&Q Liability. The parties hereto acknowledge that the names H&Q Healthcare Investors and H&Q Life Sciences Investors (collectively, the "H&Q Trusts") are the designation of the Trustees for the time being under Declarations of Trust dated April 21, 1987, as amended, and February 20, 1992, as amended, respectively, and all persons dealing with either H&Q Trust must look solely to the trust property of such H&Q Trust for the enforcement of any claim against such H&Q Trust, as neither the respective Trustees, officers nor shareholders of either H&Q Trust assume any personal liability for the obligations entered into on behalf of such H&Q Trust.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                              CUBIST PHARMACEUTICALS, INC.


                              By:   /s/ Scott M. Rocklage
                                -----------------------------------
                              Scott M. Rocklage,
                              President and Chief Executive Officer

                              PURCHASERS:

                              SOFINOV SOCIETE FINANCIERE
                              D'INNOVATION INC.

                              By:      /s/ Denis Dionnne
                                -----------------------------------
                              Name:    Denis Dionne
                              Title:   President

                              By:      /s/ Luc Villeneuve
                                -----------------------------------
                              Name:    Luc Villeneuve
                              Title:   Director

                              ROVENT II LIMITED PARTNERSHIP

                              By: Advent International Limited Partnership, General Partner
                              By:      Advent International Corporation,
                                       General Partner

                              By:      /s/ Jason Fisherman
                                -----------------------------------
                              Name:    Jason Fisherman
                              Title:   Vice President

                              BIOTECHNOLOGY DEVELOPMENT
                              FUND, L.P.

                              By:      /s/ Frank Kung
                                -----------------------------------
                              Name:    Frank Kung
                              Title:   Managing Partner

                              BIOCAPITAL INVESTMENTS LIMITED
                              PARTNERSHIP

                              By:      /s/ Normand Balthazard
                                -----------------------------------
                              Name:  Normand Balthazard
                              Title: General Partner, President and CEO

                              CLARION CAPITAL CORPORATION


                              By:      /s/ Morton A. Cohen
                                -----------------------------------
                              Name:    Morton A. Cohen
                              Title:   Chairman

                              SPECIAL SITUATIONS PRIVATE EQUITY
                              FUND, L.P.

                              By:      MG Advisers, L.L.C.,
                                       General Partner


                              By:      /s/ David M. Greenhouse
                                -----------------------------------
                              Name:    David M. Greenhouse
                              Title:

                              SPECIAL SITUATIONS FUND III, L.P.

                              By:      MGP Advisers, Limited Partnership,
                                       General Partner

                              By:      AWM Investment Company, Inc.,
                                       General Partner


                              By:      /s/ David M. Greenhouse
                                -----------------------------------
                              Name:    David M. Greenhouse
                              Title:

                              SPECIAL SITUATIONS CAYMAN FUND, L.P.

                              By:      AWM Investment Company, Inc.,
                                       General Partner


                              By:      /s/ David M. Greenhouse
                                -----------------------------------
                              Name:    David M. Greenhouse
                              Title:

                              INTERNATIONAL BIOTECHNOLOGY
                              TRUST plc



                              By:      /s/ Jeremy L. Curnock Cook
                                -----------------------------------
                              Name:    Jeremy L. Curnock Cook
                              Title:   Director




                              H & Q HEALTHCARE INVESTORS, INC.



                              By:      /s/ Alan G. Carr
                                -----------------------------------
                              Name:    Alan G. Carr
                              Title:   President




                              H & Q LIFE SCIENCES INVESTORS, INC.



                              By:      /s/ Alan G. Carr
                                -----------------------------------
                              Name:    Alan G. Carr
                              Title:   President

                              LANCASTER INVESTMENT PARTNERS



                              By:      /s/ Robert A. Berlacher
                                -----------------------------------
                              Name:    Robert A. Berlacher
                              Title:   Manager, General Partner


                              CPR (USA) INC.



                              By:      /s/ Steven S. Rogers
                                -----------------------------------
                              Name:    Steven S. Rogers
                              Title:   Chief Administrative Officer and General
                                       Counsel


                              NEW YORK LIFE INSURANCE COMPANY



                              By:      /s/ Richard Drake
                                -----------------------------------
                              Name:    Richard F. Drake
                              Title:   Director, Venture Capital


                              PORTER PARTNERS, L.P.



                              By:      /s/ Jeffrey H. Porter
                                -----------------------------------
                              Name:    Jeffrey H. Porter
                              Title:   General Partner


                              MICHAEL T. JACKSON TRUST, NEW
                              TECHNOLOGIES FUND



                              By:      /s/ Michael T. Jackson
                                -----------------------------------
                              Name: Michael T. Jackson, TTEE
                              Title:   Trustee

                              BIOTECHNOLOGY DEVELOPMENT
                              FUND III, L.P.



                              By:      /s/ Frank Kung
                                -----------------------------------
                              Name:    Frank Kung
                              Title:   Managing Partner

                                    Exhibit A

                                   PURCHASERS


                                              Number of
                                           Purchased Shares            Number of
           Purchaser                       to be Purchased          Warrant Shares          Purchase Price
           ---------                       ---------------          --------------          --------------

SOFINOV SOCIETE FINANCIERE D'INNOVATION      2,222,223                1,111,112               $5,000,001.75
INC.
Address:
1981, Avenue McGill College
7e etage
Montreal, Quebec  H3A 3C7

ROVENT II LIMITED PARTNERSHIP                  333,334                  166,667                 $750,001.50
Address:
c/o Advent International
101 Federal Street
Boston, MA  02110

BIOTECHNOLOGY DEVELOPMENT FUND, L.P.            81,480                   40,740                    $183,330
Address:
c/o BioAsia
575 High Street, Suite 201
Palo Alto, CA  94301

BIOTECHNOLOGY DEVELOPMENT FUND III, L.P.        29,632                   14,816                     $66,672
Address:
c/o BioAsia
575 High Street, Suite 201
Palo Alto, CA  94301

BIOCAPITAL INVESTMENTS LIMITED PARTNERSHIP     150,000                   75,000                    $337,500
Address:
3690, rue de la Montague
Montreal, H3G 248  CANADA

CLARION CAPITAL CORPORATION                    155,556                   77,778                    $350,001
Address:
1801 East 9th Street
Cleveland, OH  44114



                                            Number of
                                          Purchased Shares            Number of
          Purchaser                       to be Purchased          Warrant Shares          Purchase Price
          ---------                       ---------------          --------------          --------------
SPECIAL SITUATIONS PRIVATE EQUITY FUND,      266,667                  133,334                 $600,000.75
L.P.
Address:
153 East 53rd Street
New York, NY  10022

SPECIAL SITUATIONS FUND III, L.P.            466,667                  233,334               $1,050,000.75
Address:
153 East 53rd Street
New York, NY  10022

SPECIAL SITUATIONS CAYMAN FUND, L.P.         155,556                   77,778                    $350,001
Address:
153 East 53rd Street
New York, NY  10022

INTERNATIONAL BIOTECHNOLOGY TRUST plc        222,223                  111,112                 $500,001.75
Address:
c/o Rothschild Asset Management
5 Arrows House
St. Swithin's Lane
London, EC48 NR  ENGLAND

H & Q HEALTHCARE INVESTORS, INC.             400,001                  200,001                 $900,002.25
Address:
c/o Hambrecht & Quist Group
50 Rowes Wharf
Boston, MA  02110-3328

H & Q LIFE SCIENCES INVESTORS, INC.          266,666                  133,333                 $599,998.50
Address:
c/o Hambrecht & Quist Group
50 Rowes Wharf
Boston, MA  02110-3328



                                            Number of
                                        Purchased Shares            Number of
         Purchaser                       to be Purchased          Warrant Shares          Purchase Price
         ---------                       ---------------          --------------          --------------

LANCASTER INVESTMENT PARTNERS                100,000                  50,000                  $225,000
Address:
500 N. Gulph, Suite 110
King of Prussia, PA  19406

CPR (USA) INC.                               100,000                  50,000                  $225,000
Address:
c/o Liberty View Capital
101 Hudson Street, Suite 3700
Jersey City, NJ  07302

NEW YORK LIFE INSURANCE COMPANY              888,888                 444,444                $1,999,998
Address:
51 Madison Avenue
New York, NY  10010

PORTER PARTNERS, L.P.                        100,000                  50,000                  $225,000
Address:
100 Shoreline Avenue, Suite 211B
Mill Valley, CA  94941

MICHAEL T. JACKSON TRUSTEE,                  126,667                  63,334               $285,000.75
NEW TECHNOLOGIES FUND
Address:
c/o Emerging Growth MGMT Co.
One Embarcadero Center, Ste 2410
San Francisco, CA  94111

                                    ------------------------ ----------------------- ------------------------
                                   Total:  6,065,560               3,032,783               $13,647,510
